EXHIBIT 99.2.2

Supplemental INDENTURE (this “Supplemental Indenture”) dated as of September 28, 2001, among Armkel Condoms, LLC, a Delaware limited liability company (“Armkel Condoms”), Armkel Depilatories, LLC, a Delaware limited liability company (“Armkel Depilatories”), Armkel Diagnostics, LLC, a Delaware limited liability company (“Armkel Diagnostics”), Armkel Drops, LLC, a Delaware limited liability company (“Armkel Drops”), Armkel Dentures, LLC, a Delaware limited liability company (“Armkel Dentures”), Armkel Cranbury, LLC, a Delaware limited liability company (“Armkel Cranbury”) and Armkel Products, LLC, a Delaware limited liability company (“Armkel Products” and together with Armkel Condoms, Armkel Depilatories, Armkel Diagnostics, Armkel Drops, Armkel Dentures and Armkel Cranbury, the “New Guarantors”), each of which is a subsidiary of ARMKEL, LLC (or its successor), a Delaware limited liability company (the “Company”), ARMKEL FINANCE, INC., a Delaware corporation (the “Sub Co-Issuer”) and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS the Company and the Sub Co-Issuer have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of August 28, 2001, providing for the issuance of an aggregate principal amount of up to $225,000,000 of 9 1/2% Senior Subordinated Notes due 2009 (the “Securities”);

WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company and Sub Co-Issuer are required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Company’s and Sub Co-Issuer’s obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Sub Co-Issuer are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, Sub Co-Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1. Agreement to Guarantee. The New Guarantors hereby jointly and severally agree to unconditionally guarantee the Company’s and the Sub Co-Issuer’s obligations under the Securities on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE, WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of the Supplemental Indenture.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effective of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ARMKEL CONDOMS, LLC
ARMKEL DEPILATORIES, LLC
ARMKEL DIAGNOSTICS, LLC
ARMKEL DROPS, LLC
ARMKEL DENTURES, LLC
ARMKEL CRANBURY, LLC
ARMKEL PRODUCTS, LLC

By:	/s/ Zvi Eiref
Name:	Zvi Eiref
Title:	Vice President

ARMKEL, LLC

By:	/s/ Zvi Eiref
Name:	Zvi Eiref
Title:	Vice President

ARMKEL FINANCE, INC.

By:	/s/ Zvi Eiref
Name:	Zvi Eiref
Title:	Vice President

THE BANK OF NEW YORK, as Trustee

By:	/s/ John Guiliano
Name:	John Guiliano
Title:	Authorized Signatory